Exhibit 1.1

Krystal Biotech, Inc.

2,500,000 Shares

Common Stock

($0.00001 par value)

Underwriting Agreement

New York, New York

June 24, 2019

Goldman Sachs & Co. LLC

Cowen and Company, LLC

As Representatives of the several Underwriters,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Krystal Biotech, Inc., a corporation organized under the laws of Delaware (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC (“Goldman Sachs”) and Cowen and Company, LLC (“Cowen”) are acting as representatives (the “Representatives”), 2,500,000 shares of common stock, $0.00001 par value per share (“Common Stock”) of the Issuer (said shares to be issued and sold by the Issuer being hereinafter called the “Underwritten Securities”). The Issuer also proposes to grant to the Underwriters an option to purchase 375,000 additional shares of Common Stock to cover over-allotments, if any (the “Option Securities;” the Option Securities, together with the Underwritten Securities, hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriter shall mean either the singular or plural as the context requires. The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering.”

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus; (ii) the Preliminary Prospectus used most recently prior to the Execution Time; (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto; and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1. Representations and Warranties. The Issuer represents and warrants to, and agrees with, each Underwriter as set forth below:

(a) The Issuer meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC a registration statement on Form S-3 (registration no. 333-227632), including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Issuer may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time;

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof;

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an ineligible issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer;

(e) From the time of initial filing of the Registration Statement with the SEC through the Execution Time, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(f) [Intentionally Omitted];

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(h) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(i) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on (i) the financial condition, business, properties or prospects of the Issuer, taken as a whole or (ii) the Issuer’s performance of this Agreement or any of the transactions contemplated hereby (clauses (i) and (ii), each a “Material Adverse Effect”), except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto);

(j) The Issuer has an authorized capitalization as set forth in the Disclosure Package and Prospectus, and all of the issued and outstanding shares of capital stock of the Issuer have been duly and validly authorized and issued, are fully-paid and non-assessable and conform to the descriptions thereof contained in the Disclosure Package and the Final Prospectus;

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement, Disclosure Package or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus);

(l) This Agreement has been duly authorized, executed and delivered by the Issuer;

(l) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body with jurisdiction over the Issuer is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act; (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, Disclosure Package and the Final Prospectus; (iii) such as may be required by the applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (iv) such as may be required by the listing rules of the Nasdaq Capital Market; and (v) such consents, approvals, authorizations, filings or orders as shall have been obtained or made prior to the Closing Date;

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to (i) the charter or by-laws of the Issuer; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, except, in the cases of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(o) No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement except for such as have been effectively waived;

(p) The condensed consolidated historical financial statements and schedules of the Issuer included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein including with respect to the unaudited financial statements and the related notes thereby);

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its property is pending or, to the knowledge of the Issuer, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement or amendment thereto);

(r) The Issuer owns or leases all such properties as are necessary to the conduct of its operations as presently conducted;

(s) The Issuer is not in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t) Mayer Hoffman McCann P.C., who has certified certain financial statements of the Issuer and delivered their report with respect to the audited condensed consolidating financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

(u) The Issuer has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have Material Adverse Effect;

(v) No labor problem or dispute with the employees of the Issuer exists or is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, would reasonably be expected to have a Material Adverse Effect;

(w) The Issuer is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Issuer reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Issuer or its businesses, assets, employees, officers and directors are in full force and effect; the Issuer is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Issuer has not been refused any insurance coverage sought or applied for; and the Issuer has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(x) The Issuer possesses all licenses, certificates, permits and other authorizations required to be issued by all applicable authorities necessary to conduct its business, except where the failure to possess such licenses, permits and other authorizations would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect;

(y) The Issuer maintains a system of internal accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. Except as described in the Registration Statement, Disclosure Package and the Final Prospectus, the Issuer’s internal controls over financial reporting are effective and the Issuer is not aware of any material weakness in their internal controls over financial reporting (it being understood that, as of the date hereof, the Issuer is not required to comply with Section 404 of the Sarbanes-Oxley Act (as defined herein);

(z) The Issuer maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities and Exchange Act 1934, as amended and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”)); such disclosure controls and procedures are effective at the reasonable assurance level;

(aa) The Issuer has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(bb) The Issuer is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) has not received notice of any actual or potential liability under any environmental law, except in the case of (i), (ii) and (iii), where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, the Issuer has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(cc) In the ordinary course of its business, the Issuer periodically reviews the effect of Environmental Laws on the business, operations and properties of the Issuer, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

(dd) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuer that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer compared to the amount of such obligations in the most recently completed fiscal year of the Issuer; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Issuer related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuer may have any liability;

(ee) There is and has been no failure on the part of the Issuer and any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in effect as of the Effective Date, including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(ff) Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Issuer has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(gg) The operations of the Issuer are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Issuer conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened;

(hh) Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(ii) As of the Effective Date, the Issuer does not have any subsidiaries;

(jj) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Issuer (i) is and at all times has been in compliance in all respects with all applicable statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Issuer including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other applicable local, state, federal, national, supranational and foreign laws relating to the regulation of the Issuer (collectively, the “Applicable Laws”); (ii) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect in all respects and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) has received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority, except in each of (i), (iii) and (vi), where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(kk) The clinical and pre-clinical studies and trials conducted by or, to the knowledge of the Issuer, on behalf of or sponsored by the Issuer, or in which the Issuer has participated, that are described in the Registration Statement, the Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Final Prospectus, as applicable, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which it is subject

(collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Disclosure Package and the Final Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials; the Issuer has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Final Prospectus; the Issuer has operated and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; the Issuer has not received any written notices, correspondence or other communication from the Regulatory Authorities or any applicable governmental authority requiring or threatening the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Disclosure Package or the Final Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package or the Final Prospectus, other than ordinary course communications with respect to pending clinical trials, and, to the Issuer’s knowledge, there are no reasonable grounds for same;

(ll) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Issuer owns, possesses, licenses or has other rights to use or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Issuer’s business as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Final Prospectus to be conducted. To the Issuer’s knowledge, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuer is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Registration Statement, the Disclosure Package and the Final Prospectus as being owned by or licensed to the Issuer or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Issuer is aware that may render any U.S. patent held by the Issuer invalid or any U.S. patent application held by the Issuer un-patentable which has not been disclosed to the U.S. Patent and Trademark Office, except in the cases of (a) through (g), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(mm) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Issuer (i) does not have any material lending or other relationship with any bank or lending affiliate of either of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of either of the Representatives;

(nn) Since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, the Issuer has not (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the or incurred any liability or obligation, direct or contingent, that is material to the Issuer, in each case otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Issuer’s equity plans that are described in the Disclosure Package and the Final Prospectus or (ii) the issuance, if any, of stock upon conversion of Issuer securities as described in the Disclosure Package and the Final Prospectus) or long term debt of the Issuer or any of its subsidiaries or (y) any Material Adverse Effect;

(oo) Any real property and buildings held under lease by the Issuer are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Issuer;

(pp) The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and

(qq) Except as would not reasonably be expected to result in a Material Adverse Effect, (a) there has been no security breach or other material compromise of any of the Issuer’s information technology and computer systems, networks, hardware, software, sensitive data (including the sensitive or proprietary data of its customers, employees, suppliers, and vendors maintained by or on behalf of the Issuer), equipment or technology (collectively, “IT Systems and Data”) and (b) the Issuer has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other material compromise to its IT Systems and Data;

(ss) Neither the Issuer, nor to the Issuer’s knowledge, any of its officers, directors and employees, nor any of their respective agents, contractors or licensees (if any), nor any of their respective business operations, is in violation of any applicable privacy or cybersecurity laws and all other applicable laws and regulations with respect to Personal

Data (collectively, the “Privacy Laws”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” defined under HIPAA, and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation;

(tt) The Issuer has complied and is presently in compliance with all internal policies and contractual obligations relating to (a) the privacy and security of IT Systems and Data and (b) the implementation of commercially reasonable measures to protect such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Issuer has implemented backup and disaster recovery technology consistent with industry standards and practices. The Issuer and, to the Issuer’s knowledge, its officers, directors and employees, and their respective agents, contractors or licensees (if any), have also operated their business in a manner compliant with all Privacy Laws and other material privacy, data security and data protection laws, regulations, and industry standards applicable to the Issuer’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of its personal data; and the Issuer and, to the Issuer’s knowledge, its respective officers, directors and employees, and their respective agents, contractors or licensees (if any), have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and

(uu) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of $37.60 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto; and

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 375,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Issuer setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second (2nd) Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, Eastern Standard Time, on June 27, 2019, or at such time on such later date not more than two (2) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Issuer unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third (3rd) Business Day immediately preceding the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives, at 599 Lexington Avenue, New York, New York, 10022 on the date specified by the Representatives (which shall be within two (2) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Issuer agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and in good faith object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC; (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information; (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request;

(d) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of Rule 158 under the Securities Act;

(e) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request in writing. The Issuer will pay the reasonable and documented expenses of printing or other production of all documents relating to the offering;

(f) The Issuer will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Issuer will not, without the prior written consent of Goldman Sachs and Cowen, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of ninety (90) days after the date of this Agreement, provided, however, that the Issuer may issue and sell Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Issuer in effect at the Execution Time and the Issuer may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h) The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(i) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Capital Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, in an amount not to exceed $25,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities provided however, that the Issuer and Underwriter shall each pay 50% of the cost of chartering any aircraft to be used in connection with the roadshow; (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; and (x) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder;

(j) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act. Any such free writing prospectus consented to by the Representatives the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping; and

(k) The Issuer will promptly notify the Representatives if the Issuer ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) The Issuer shall have requested and caused Morrison & Foerster LLP, counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Issuer shall have requested and caused Morrison & Foerster LLP, intellectual property counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e) The Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by any of the Chairman of the Board and the President or the principal financial or accounting officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Issuer, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f) The Issuer shall have requested and caused Mayer Hoffman McCann P.C. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus (including any supplement thereto).

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change in the financial condition, business or properties of the Issuer, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) The Issuer shall have to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, a certificate of the Issuer’s chief financial officer or interim chief financial officer, as applicable, with respect to certain financial information contained in the Registration Statement, the Disclosure Package, and each free writing prospectus, if any.

(i) The Issuer shall have to have furnished to the Representatives, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, a certificate of the Issuer’s chief operating officer, as applicable, with respect to certain factual information related to the Issuer’s Intellectual Property contained in the Registration Statement, the Disclosure Package, and each free writing prospectus, if any.

(j) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Capital Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Execution Time, the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Issuer substantially all of the stockholders of the Issuer as of the Effective Date, addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 620 Eighth Avenue, New York, New York 10018, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates (within the meaning of Rule 405 of the Securities Act) and authorized agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably and actually incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signs the Registration Statement, each of its affiliates (within the meaning of Rule 405 of the Securities Act) and authorized agents, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities and (ii) the statements concerning the Underwriters in the third, fifth and tenth through fifteenth paragraphs in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel at its own expense; provided, however, that the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, (iv) the indemnifying party shall give written authorization to the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably and actually incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Issuer’s Common Stock shall have been suspended by the SEC, the Nasdaq Capital Market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Brad Friedman, or, if sent to Krystal Biotech, Inc., will be mailed or delivered to 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania, 15203, Attention: Krish S. Krishnan.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints Krish S. Krishnan, 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania, 15203, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.

15. No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours,

Krystal Biotech, Inc.

By:	/s/ Krish S. Krishnan
Name:	Krish S. Krishnan
Title:	President and Chief Executive Officer

[Signature page to Krystal Biotech, Inc. Underwriting Agreement]

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the

date first above written.

Goldman Sachs & Co. LLC

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

Cowen and Company, LLC

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

For themselves and as Representatives of the other

several Underwriters named in

Schedule I to the foregoing

Underwriting Agreement.

[Signature page to Krystal Biotech, Inc. Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Goldman Sachs & Co. LLC	1,050,000
Cowen and Company, LLC	750,000
William Blair & Company, L.L.C.	325,000
Chardan Capital Markets, LLC	250,000
H.C. Wainwright & Co., LLC	62,500
Ladenburg Thalmann & Co. Inc.	62,500

Total	2,500,000

SCHEDULE II

Title of Securities: Common Stock

Number of Underwritten Securities to be sold by the Issuer: 2,500,000

Number of Option Securities to be sold by the Issuer: 375,000

Price per Share to Public: $40.00

Price per Share to the Underwriters: $37.60

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

EXHIBIT A

Form of Lock-Up Agreement

Krystal Biotech, Inc.

Lock-Up Agreement

                , 2019

Goldman Sachs & Co. LLC

Cowen and Company, LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Re:	Krystal Biotech, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Krystal Biotech, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus covering the Public Offering of the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock of the Company or other securities of the Company convertible, exercisable or exchangeable for Common Stock (i) acquired in the Public Offering or in transactions relating to the Shares or other securities acquired in open market transactions after the date of the final prospectus relating to the Public Offering, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the immediate family member or trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) by will or intestate succession upon the death of the undersigned, provided that any filing made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall include a footnote noting the circumstances described in this clause, (v) by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement, provided that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause, (vi) by surrender or forfeiture of Shares or other securities of the Company to the Company to satisfy tax withholding obligations upon exercise or vesting or the exercise price upon a cashless net exercise, in each case, of share options, equity awards, warrants or other right to acquire Shares which are set to expire during the Lock-Up Period pursuant to the Company’s equity incentive plans described in the Registration Statement, provided that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause, (vii) to any charity or education institution, provided that any filing made pursuant to Section 16(a) of the Exchange Act shall include a footnote noting the circumstances described in this clause and provided further that such charity or education institution agrees to be bound in writing by the restrictions set forth herein, (viii) pursuant to a distribution to partners, members or stockholders of the undersigned, (ix) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Shares involving a Change of Control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement or (x) with the prior written consent of the Representatives on behalf of the Underwriters. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. In addition, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, it shall be a condition to such transfer that no filing under Section 13 or Section 16(a) of the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or voluntarily made during the Lock-Up Period, except as contemplated by clauses (iv), (v), (vi) and (vii) above.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting shares of the Company.

In addition, the undersigned may enter into any plan designed to satisfy the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act (other than the entry into such a plan in such a manner as to allow the sale of Shares, in each case, within the Lock-Up Period); provided however, no sale of Shares may be made under such 10b5-1 Plan during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such 10b5-1 Plan shall be required or made during the Lock-Up Period.

The undersigned now has, and, except as contemplated by the terms hereof, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock of the Company except in compliance with the foregoing restrictions. Notwithstanding the foregoing, nothing in this Lock-Up Agreement shall prohibit the exercise of any option, warrant or other rights to acquire the Company’s Shares or other securities, the settlement of any share-settled share appreciation rights, restricted shares or restricted share units or the conversion of any convertible security into Shares, in each case described in the Registration Statement, provided that the Shares or other securities remain subject to this Lock- Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title